NVO Solutions, Inc.

November 22,2003

Dr. Tony Milici
GeneThera Inc.
3930 Youngfield Street
Wheat Ridge, CO 80033

Dear Tony:

Here is a follow-up to our conversation of today discussing the services NVO Solutions will provide to GeneThera.

In consideration for up to 175,000 shares of GeneThera Common Stock, NVO Solutions, Inc. will provide the following services to GeneThera on an ongoing basis for the term of one year:

      1.    Professional   services  and  advisory  role  focused  on  providing
            business-building expertise and execution help,
      2.    Help develop financial and financing strategies
      3.    Structure and source investment capital
      4.    Advise in possible merger with and/or acquisition of businesses,
      5.    Provide   short-term   capital  infusion  through  private  investor
            network,
      6.    Fill management roles on a temporary basis as necessary,
      7.    Provide secondary legal and business process support.

I hope this letter completely outlines our discussion. We'd like to get started immediately on Item 5 as soon as you execute this below.

Thank you, we look forward to an exciting year!

          Respectfully Submitted:            ACCEPTED:

          NVO Solutions, Inc.                GeneThera, Inc.

          By: Steven M. Grubner              By: Dr. A. Milici
          Title: President                   Title: CEO

          ------------------                 ------------------
          Steven M. Grubner                  Dr. A. Milici